Exhibit 99.1
Magnum Hunter Resources Announces
Fourth Quarter and Full Year 2010
Financial and Operating Results
FOR IMMEDIATE RELEASE — Houston — (Market Wire) — February 18, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR and NYSE Amex: MHR-PrC) (the “Company”) announced today operational and financial results for the three and twelve month periods ended December 31, 2010.
2010 Summary
•	Substantial growth in reserves (+116%) and production (+133%)

•	Substantially expanded lease acreage positions in the Eagle Ford and Marcellus shale plays

•	Completed asset acquisition of Triad Energy for $81 million

•	Agreed to acquire NGAS Resources in a stock and assumed debt transaction valued at $98 million (Appalachia)

•	Agreed to acquire NuLoch Resources in a stock transaction valued at $327 million (Williston Basin)

•	Divested non-core Cinco Terry asset for $21.5 million

•	Issued $100 million in Perpetual Preferred Stock (non-convertible)

•	Successful results in the Marcellus and Eagle Ford drilling programs

•	Began trading on the NYSE
Operational Results for the Three Months and Full Year Ended December 31, 2010
Production for the fourth quarter of 2010 was approximately 152 mboe (66% crude oil and NGLs), or 1,652 boe per day, representing a 125% increase compared with production of approximately 68 mboe (71% crude oil and NGLs), or 736 boe per day, in the fourth quarter of 2009. Fourth quarter 2010 production was negatively impacted by the October 1, 2010 sale in the amount of $21.5 million of the Company’s 10% non-operated working interest in the Cinco Terry field in West Texas, which accounted for approximately 470 boe per day of production at the time of the sale. However, due to the Company’s successful drilling in both the oil leg of its Eagle Ford Shale play of south central Texas and the liquids rich Marcellus Shale play of northwest West Virginia, we were able to more than replace this production by year end. Magnum Hunter’s average daily production rate as of December 31, 2010 was 2,732 Boe per day (55% crude oil) and the Company is currently producing in excess of 3,000 boe per day (57% crude oil). Upon closing of the announced acquisitions of NGAS Resources, Inc. (NASDAQ: NGAS) (“NGAS”) and NuLoch Resources, Inc. (TSX: NLR) (OTCQY: NULCF) (“NuLoch”), Magnum Hunter expects daily production to increase to over 6,000 boe per day (56% crude oil) and anticipates an exit rate in 2011 exceeding 10,000 boe per day.
The Company’s fiscal year ended December 31, 2010 production increased 133% to 597 mboe from 257 mboe for the year ended December 31, 2009. Production for 2010 was approximately 64% oil and NGLs compared to 70% oil and NGLs for 2009. The change in the percent of oil and gas produced was primarily due to the acquisition of the assets of Triad Energy, which closed in February 2010. Our average daily production on an equivalent basis was 1,636 boe per day during 2010 compared to 703 boe per day for 2009, representing an overall increase of 133%, or 933 boe per day.
We anticipate our fiscal year 2011 capital expenditure budget to be approximately $150 million for Magnum Hunter with the capital being predominantly allocated to the Company’s drilling in unconventional resource plays, including the oil leg of the Eagle Ford Shale play of central and south Texas ($65 million to drill 7 net wells) and the liquids rich portion of the Marcellus Shale play in northwest West Virginia ($60 million and 12.5 net wells). The Company intends to expand its overall capital budget once the acquisition of NGAS and NuLoch are ultimately completed.
Financial Results for the Three Months Ended December 31, 2010
Magnum Hunter reported a net loss of $1.9 million, or ($0.03) per basic and diluted share outstanding, for the fourth quarter of 2010, as compared to 2009’s fourth quarter net loss of $7.3 million, or ($0.16) per basic and diluted share outstanding. Adjusting for non-recurring and non-cash charges, Magnum Hunter’s fourth quarter 2010 net loss was approximately $2.7 million, or ($0.04) per basic and diluted common share. The Company’s fourth quarter 2010 net loss included the following non-recurring and non-cash charges: (i) non-cash general and administrative expenses associated with employee compensation for a total of $2.4 million; (ii) non-recurring general and administrative charges related to employee severance compensation of $0.3 million; (iii) non-cash exploration and impairment expense of $0.5 million; (iv) unrealized loss on derivative contracts in the amount of $1.9 million; (v) non-recurring acquisition expenses of $0.8 million; and (vi) a gain on the sale of the Cinco Terry property of $6.7 million.
Financial Results for the Twelve Months Ended December 31, 2010
Magnum Hunter reported a net loss of $16.3 million, or ($0.25) per basic and diluted share outstanding for the full fiscal year 2010, as compared to the net loss of $15.2 million for the full fiscal year 2009, or ($0.39) per basic and diluted share outstanding. Adjusting for non-recurring and non-cash charges, Magnum Hunter’s fiscal year 2010 net loss was approximately $3.9 million, or ($0.06) per basic and diluted common share. The Company’s fiscal year 2010 net loss included the following non-recurring and non-cash charges: (i) non-cash general and administrative expenses associated with employee compensation for a total of $11.3 million; (ii) non-recurring general and administrative charges of $0.8 million; (iii) non-cash exploration expense of $1.6 million; (iv) unrealized loss on derivative contracts in the amount of $3.0 million; (v) non-recurring acquisition expenses of $2.2 million; and (vi) a gain on the sale of the Cinco Terry property of $6.7 million.
Capital Expenditures and Liquidity
Magnum Hunter’s liquidity position continues to improve through a combination of increased cash flow, expansion of our senior commercial bank facility, completion of the full funding ($100 million) of our Series C Perpetual Preferred Stock (non-convertible into common), and the sale of certain non-core assets. Following the anticipated closing of the NGAS and NuLoch transactions, we anticipate the Company’s borrowing base on its senior commercial bank facility to be approximately $145 million. After funding its fiscal year 2011 capital program to date, the Company’s liquidity continues to be approximately $45 million as of February 16, 2011. Magnum Hunter believes it has adequate resources to meet its planned expenditures under its capital budget for fiscal year 2011. The Company has continued to strengthen its capital structure as its net debt/capitalization ratio declined to 16% as of December 31, 2010.
Management Comments
Mr. Ronald D. Ormand, Executive Vice President and Chief Financial Officer of Magnum Hunter Resources Corporation, commented, “We are very pleased with the significant financial and operational progress made in 2010. Our focused strategy of targeting three of the highest rate of return unconventional shale plays in the United States has positioned the Company for sustained growth and ultimate profitability. The Company was able to substantially increase reserves and cash flow, without the full impact of our drilling program which did not begin to affect our results until the fourth quarter of 2010. However, we will have the benefit of a full year of our drilling program in 2011. Since we have built the Company to operate as a much larger entity, we have completed substantially all of our additions to general and administrative costs; thus, our increasing revenue from production growth will allow us to substantially improve operating margins and profitability as we move through 2011. The increasing scale of our operations has also led to an improved cost of capital, a much stronger balance sheet and improved liquidity. Our existing liquidity, as well as our ability to access lower cost capital, will allow us to sufficiently fund our capital expenditure program budgeted for 2011. Going forward, Magnum Hunter is well positioned to benefit from the growth foundation our management team has established over the last eighteen months. We are most anxious to begin the integration of the assets and people from both the NGAS and NuLoch acquisitions currently pending.”

Production and Commodity Pricing

			Years Ended
	Quarter Ended		December 31,
	4Q 2010	4Q 2009	2010	2009
Production[1,2]
Oil (mbbls)	95	40	346	140
Gas (mmcfs)	312	116	1,276	458
NGL (mbbls)	5	9	38	40

Total (mboe)	152	68	597	257
Total (boe/d)	1,652	736	1,636	703

Average Prices
Oil (per bbl)	$85.16	$67.91	$72.53	$53.61
Gas (per mcf)	$4.41	$3.66	$4.85	$3.01

Total average price (per boe)	$60.10	$51.24	$55.30	$37.98

[1]	Includes Cinco Terry production of 153 boe/d and 313 boe/d for 4Q2010 and Year Ended 2010 respectively.

[2]	Pro forma for Post Rock Acquisition; production from effective date (11/1/2010) to year end of 134 boe/d.

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$554,186	$2,281,568
Accounts receivable	11,705,046	2,706,086
Derivative assets	—	1,261,534
Prepaids and other current assets	867,013	94,113
Assets held for sale — current	—	529,957

Total current assets	13,126,245	6,873,258

PROPERTY AND EQUIPMENT:
Oil and natural gas properties, successful efforts accounting	189,911,500	46,229,171
Gas gathering and other equipment	42,689,125	180,878

Total property and equipment	232,600,625	46,410,049

OTHER ASSETS:
Assets held for sale — long term	—	11,128,583
Derivative assets	—	1,092,152
Deferred financing costs, net of amortization of $1,236,664 and $35,831, respectively	2,678,244	1,012,756
Other assets	561,711	67,253

Total Assets	$248,966,825	$66,584,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$7,132,455	$44,157
Accounts payable	29,839,557	3,813,623
Accrued liabilities	3,914,136	885,622
Revenue payable	2,629,999	342,585
Dividend payable	—	25,654
Derivative liability	718,771	69,136
Liabilities associated with assets held for sale — current	—	1,038,598

Total current liabilities	44,234,918	6,219,375

Payable on sale of partnership	640,695	640,695
Notes payable, less current portion	26,018,615	13,000,000
Derivative payable	59,181	—
Asset retirement obligation	4,455,327	1,964,749
Liabilities associated with assets held for sale — long term	—	67,557

Total liabilities	75,408,736	21,892,376

COMMITMENTS AND CONTINGENCIES (Note 14)

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock, cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 2,809,456 and 214,950 issued & outstanding as of December 31, 2010 and 2009, respectively, with liquidation preference of $25.00 per share	70,236,400	5,373,750

SHAREHOLDERS’ EQUITY:
Preferred stock, 6,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 74,863,135 and 50,591,610 shares issued and outstanding as of December 31, 2010 and 2009, respectively	748,631	505,916
Additional paid in capital	152,438,989	71,936,306
Accumulated deficit	(49,402,300)	(33,135,693)
Treasury Stock, previously deposit on Triad, at cost, 761,652 shares	(1,310,357)	(1,310,357)
Unearned common stock in KSOP, at cost	(603,613)	—

Total Magnum Hunter Resources Corporation shareholders’ equity	101,871,350	37,996,172
Noncontrolling interest	1,450,339	1,321,753

Total Shareholders’ Equity	103,321,689	39,317,925

Total Liabilities and Shareholders’ Equity	$248,966,825	$66,584,051

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
REVENUE:
Oil and gas sales	$8,067,823	$2,407,097	$27,714,542	$6,606,901
Field operations	1,411,876	—	4,741,889	—
Gain on sale of assets	71,069	14,000	71,069	14,000
Other income	196,173	22,668	196,173	222,668

Total revenue	9,746,941	2,443,765	32,723,673	6,843,569

EXPENSES:
Lease operating expenses	2,485,474	758,842	10,399,323	3,878,512
Severance taxes and marketing	426,649	358,711	2,304,570	499,523
Exploration	238,928	398,204	936,371	790,569
Field Operations	1,345,434	—	4,362,618	—
Impairment of oil & gas properties	285,795	633,953	305,786	633,953
Depreciation, depletion and accretion	3,037,951	1,096,303	8,923,202	3,167,839
General and administrative	6,997,752	3,969,288	24,900,996	8,490,364

Total expenses	14,817,984	7,215,302	52,132,866	17,460,760

OPERATING LOSS	(5,071,043)	(4,771,536)	(19,409,193)	(10,617,191)

OTHER INCOME (EXPENSE):
Interest income	5,948	35	60,526	959
Interest expense	(918,345)	(1,308,378)	(3,593,524)	(2,691,097)
Gain (loss) on derivative contracts	(1,533,771)	(1,297,784)	814,037	(2,325,251)

Loss from continuing operations before non-controlling interest	(7,517,211)	(7,377,663)	(22,128,154)	(15,632,580)

Net (income) loss attributable to non-controlling interest	(37,363)	(66,820)	(128,586)	63,156

Net loss attributable to Magnum Hunter Resources from continuing operations	(7,554,574)	(7,444,483)	(22,256,740)	(15,569,424)

Income from discontinued operations	6,811,337	137,355	8,456,811	445,215

Net loss	(743,237)	(7,307,128)	(13,799,929)	(15,124,209)

Dividends on Preferred Stock	(1,157,152)	(25,654)	(2,466,679)	(25,654)

Net loss attributable to common shareholders	$(1,900,389)	$(7,332,782)	$(16,266,608)	$(15,149,863)

Weighted average number of common shares outstanding, basic and diluted	69,591,110	45,281,529	63,921,525	38,953,834

Net loss from continuing operations	$(0.13)	$(0.16)	$(0.38)	$(0.40)
Net income from discontinued operations	$0.10	$0.00	$0.13	$0.01

Net loss per common share, basic and diluted	$(0.03)	$(0.16)	$(0.25)	$(0.39)

MAGNUM HUNTER RESOURCES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash flows from operating activities
Net loss	$(743,237)	$(7,307,128)	$(13,799,928)	$(15,124,209)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-controlling interest	37,363	66,820	128,586	(63,156)
Depletion, depreciation, and accretion	3,207,210	1,399,369	10,345,698	4,499,611
Stock-based compensation	1,229,061	1,329,158	6,380,412	3,091,334
Impairment	285,794	633,953	305,785	633,953
Exploratory costs	—	364,945	—	647,001
Gain on sale of assets	(6,683,896)	(14,000)	(6,730,680)	(14,000)
Unrealized (gain) loss on derivative contracts	1,881,445	4,186,420	3,062,502	7,700,129
Amortization of deferred financing cost included in interest expense	339,747	923,475	1,200,833	1,233,611
Accounts receivable and accrued revenue	(4,106,229)	(1,692,448)	(2,949,213)	(1,908,945)
Prepaid expenses and other current assets	566,222	60,196	134,277	(16,313)
Accounts payable	10,440,459	1,321,705	8,865,622	1,571,108
Revenue payable	221,870	129,674	359,476	342,585
Accrued liabilities	(11,488,552)	716,284	(8,470,237)	779,030

Net cash provided by (used in) operating activities	(4,812,743)	2,118,423	(1,166,867)	3,371,739

Cash flows from investing activities
Capital expenditures	(53,719,490)	(2,521,387)	(81,842,289)	(13,274,656)
Change in advances	332,239	(1,326,889)	1,764,852	(1,326,889)
Cash received in purchase of Sharon Resources, Inc.	—	—	—	235,023
Net cash paid in acquisition of Triad	—	—	(59,500,299)	—
Proceeds from sale of assets	21,188,652	500,000	21,238,322	500,000
Purchase of derivatives	—	(2,700,850)	—	(2,700,850)
Change in deposits	1,038,539	(56,246)	58,681	(56,246)

Net cash used in investing activities	(31,160,060)	(6,105,372)	(118,280,733)	(16,623,618)

Cash flows from financing activities
Net proceeds from sale of common stock and warrants	14,255,368	14,095,017	38,678,319	14,095,017
Net proceeds from sale of preferred shares	40,564,830	4,955,545	63,443,681	4,955,545
Proceeds from exercise of warrants	2,315,601	—	16,106,060	—
Loan KSOP shares	(61,247)	—	(603,613)	—
Options exercised	116,053	—	124,828	—
Options surrendered for cash	—	—	(115,500)	—
Preferred stock dividend paid	(1,157,152)	—	(2,492,333)	—
Principal payments on debt	(49,107,101)	(34,066,444)	(84,885,648)	(34,193,566)
Proceeds from debt borrowings	29,000,286	20,000,860	101,580,745	25,718,196
Payment on payable on sale of partnership			—	(113,560)
Payment of deferred financing costs	(236,250)	(1,048,587)	(2,866,321)	(1,048,587)
Redemption of preferred stock	—	—	(11,250,000)	—

Net cash provided by (used in) financing activities	35,690,388	3,936,391	117,720,218	9,413,045

Net decrease in cash and cash equivalents	(282,415)	(50,558)	(1,727,382)	(3,838,834)
Cash and cash equivalents, beginning of period	836,601	2,332,126	2,281,568	6,120,402

Cash and cash equivalents, end of period	$554,186	$2,281,568	$554,186	$2,281,568

Magnum Hunter will host a conference call at 9:00 AM (Central Time) on Friday, February 18, 2011, to discuss the fourth quarter 2010 and fiscal year 2010 financial results and other related matters.
To access the conference call, please go to: http://us.meeting-stream.com/magnumhunterresources_021811 for a live web cast or dial 866-348-0480 (international dial-in use 706-643-5340) and provide the access code #45156977 when prompted.
A transcript of this conference call will be available on Monday, February 21, 2011 on the Company’s website, www.magnumhunterresources.com, under Investors. The transcript will be available for 12 months. Our annual report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission (“SEC”), will also be available on our website under Investors, upon filing with the SEC.
About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the highest rate of return unconventional shale plays in the United States today.
For more information, please view our website at http://www.magnumhunterresources.com/
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to our pending acquisitions of NGAS Resources, Inc. and NuLoch Resources Inc., forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when either proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.
With respect to the Company’s pending acquisitions, factors, risks and uncertainties that may cause actual results, performance or achievements to vary materially from those anticipated in forward-looking statements include, but are not limited to, the risk that either proposed transaction will not be consummated; failure to satisfy any of the conditions to either proposed transaction, such as in the case of the NGAS transaction the inability to obtain the requisite approvals of the NGAS shareholders and the Supreme Court of British Columbia, or in the case of the NuLoch transaction the inability to obtain the requisite approvals of NuLoch’s shareholders, the Company’s shareholders and the Court of Queen’s Bench of Alberta; adverse effects on the market price of our common stock or on our operating results because of a failure to complete either proposed transaction; failure to realize the expected benefits of either proposed transaction; negative effects of announcement or consummation of either proposed transaction on the market price of our common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the companies following the proposed transaction; and other factors. These factors are in addition to the risks described in our public filings made from time to time with the Securities and Exchange Commission. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K for the year ended December 31, 2010. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.
Additional Information About the Proposed NuLoch Transaction
In connection with the proposed NuLoch transaction, the Company will file a preliminary proxy statement and definitive proxy statement with the Securities and Exchange Commission (“SEC”). The information contained in the preliminary filing will not be complete and may be changed. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
The definitive proxy statement will be mailed to the Company’s stockholders seeking their approval of the issuance of the Magnum Hunter shares as consideration for the proposed transaction, including the Magnum Hunter shares issuable upon exchange of certain exchangeable shares that may be issued in connection with the transaction. The Company’s stockholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to: Magnum Hunter Resources Corporation at 832-369-6986 or 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 Attention: Investor Relations. In addition, the preliminary proxy statement, definitive proxy statement and other relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or stockholders may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.magnumhunterresources.com.
Participants in the Solicitation
The Company and its respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation is available in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on September 3, 2010.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Magnum Hunter shares and the exchangeable shares to be issued in the proposed transaction in exchange for NuLoch shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue such shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. The arrangement agreement for the transaction contemplates that the issuance of the Magnum Hunter shares upon exchange of the exchangeable shares will be registered under the Securities Act.
Additional Information About the Proposed NGAS Transaction
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed NGAS transaction, NGAS Resources, Inc. will file a proxy statement and NGAS Resources, Inc. and Magnum Hunter will file other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF NGAS RESOURCES, INC. ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by Magnum Hunter and NGAS Resources, Inc. with the SEC, at the SEC’s website at www.sec.gov. The proxy statement and such other documents filed by NGAS Resources Inc. may also be obtained for free by contacting NGAS Resources, Inc. at 959-263-3948 or 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509-1844 or visiting NGAS Resources, Inc.’s website at www.ngas.com. Copies of any materials filed by Magnum Hunter may also be obtained for free by contacting Magnum Hunter at 832-369-6986 or 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 Attention: Investor Relations or visiting Magnum Hunter’s website at www.magnumhunterresources.com.
Participants in the Solicitation

Magnum Hunter, NGAS Resources, Inc. and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NGAS Resources, Inc. shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Magnum Hunter’s executive officers and directors in the solicitation by reading the proxy statement for Magnum Hunter’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on September 3, 2010, and the proxy statement of NGAS Resources, Inc. relating to the proposed transaction and other relevant materials filed with the SEC when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of NGAS Resources, Inc.’s executive officers and directors in the solicitation by reading the proxy statement for NGAS Resources, Inc.’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2010, and the NGAS Resources, Inc.’s proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC when they become available. Certain executives and directors of NGAS Resources, Inc. have interests in the proposed transaction that may differ from the interests of NGAS Resources, Inc.’s shareholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545